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                                                                      FORM 10-K
                                                                      EXHIBIT 21




                                 SUBSIDIARIES OF
                          CITIZENS BANKING CORPORATION

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                                                                                           Jurisdiction or
                                                                                          Incorporation of
                                                                                            Organization
                                                                                        ------------------
Direct Bank Subsidiaries (all wholly owned)

        Citizens Bank                                                                         Michigan
        Citizens Bank - Illinois, N.A.                                                  National Association

Indirect Nonbank Subsidiaries (all wholly owned)
        Citizens Commercial Leasing Corporation                                               Michigan
        Lakeshore Insurance Agency, Inc. (not active)                                         Michigan
        CB Financial Services, Inc.                                                           Michigan
        Citizens Title Services, Inc.                                                         Michigan
        Citizens Bank Mortgage Corporation                                                    Michigan

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